UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	July 25, 2016

Park National Corporation
(Exact name of registrant as specified in its charter)

Ohio	1-13006	31-1179518
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

50 North Third Street, P.O. Box 3500, Newark, Ohio	43058-3500
(Address of principal executive offices)	(Zip Code)

(740) 349-8451
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 - Results of Operations and Financial Condition.

On July 25, 2016, Park National Corporation (“Park”) issued a news release (the “Financial Results News Release”) announcing financial results for the three and six months ended June 30, 2016. A copy of the Financial Results News Release is included as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference herein.

Park's management uses certain non-GAAP (generally accepted accounting principles) financial measures to evaluate Park's performance. Specifically, management reviews return on average tangible equity, return on average tangible assets, tangible equity to tangible assets and tangible book value per share. Management has included in the Financial Results News Release information relating to the annualized return on average tangible equity, annualized return on average tangible assets, tangible equity to tangible assets and tangible book value per share for the three and six months ended June 30, 2016, March 31, 2016 and June 30, 2015. For purposes of calculating the annualized return on average tangible equity, a non-GAAP financial measure, net income for each period is divided by average tangible equity during the period. Average tangible equity equals average shareholders' equity during the applicable period less average goodwill during the applicable period. For the purpose of calculating the annualized return on average tangible assets, a non-GAAP financial measure, net income for each period is divided by average tangible assets during the period. Average tangible assets equals average assets during the applicable period less average goodwill during the applicable period. For the purpose of calculating tangible equity to tangible assets, a non-GAAP financial measure, tangible equity is divided by tangible assets. Tangible equity equals shareholders' equity less goodwill, in each case at period end. Tangible assets equals total assets less goodwill, in each case at period end. For the purpose of calculating tangible book value per share, a non-GAAP financial measure, tangible equity is divided by common shares outstanding at period end. Management believes that the disclosure of return on average tangible equity, return on average tangible assets, tangible equity to tangible assets and tangible book value per share presents additional information to the reader of the consolidated financial statements, which, when read in conjunction with the consolidated financial statements prepared in accordance with GAAP, assists in analyzing Park's operating performance, ensures comparability of operating performance from period to period, and facilitates comparisons with the performance of Park's peer financial holding companies and bank holding companies, while eliminating certain non-operational effects of acquisitions. In the Financial Results News Release, Park has provided a reconciliation of average tangible equity to average shareholders' equity, average tangible assets to average assets, tangible equity to shareholders' equity and tangible assets to total assets solely for the purpose of complying with SEC Regulation G and not as an indication that return on average tangible equity, return on average tangible assets, tangible equity to tangible assets and tangible book value per share are substitutes for return on average equity, return on average assets, shareholders' equity to total assets and book value per share, respectively, as determined by GAAP.

Item 7.01 - Regulation FD Disclosure

Financial Results by segment
The table below reflects the net income (loss) by segment for the first and second quarters of 2016, for the first half of 2016 and 2015, and for the fiscal years ended December 31, 2015 and 2014. Park's segments include The Park National Bank ("PNB"), Guardian Financial Services Company (“GFSC”), SE Property Holdings, LLC ("SEPH") and all other which primarily consists of Park as the "Parent Company."

Net income (loss) by segment
(In thousands)	Q2 2016	Q1 2016	Six months YTD 2016	Six months YTD 2015	2015	2014
PNB	$21,078	$21,744	$42,822	$40,492	$84,345	$82,907
GFSC	626	(1,836)	(1,210)	688	1,423	1,175
Parent Company	(1,069)	(1,834)	(2,903)	(969)	(4,549)	(5,050)
Ongoing operations	$20,635	$18,074	$38,709	$40,211	$81,219	$79,032
SEPH	(637)	612	(25)	(128)	(207)	4,925
Total Park	$19,998	$18,686	$38,684	$40,083	$81,012	$83,957

The category “Parent Company” above excludes the results for SEPH, an entity which is winding down commensurate with the disposition of its nonperforming assets. Management considers the “Ongoing operations” results, which exclude the results of SEPH, to reflect the business of Park and its subsidiaries going forward. The discussion below provides additional information regarding the segments that make up the “Ongoing operations”, followed by additional information regarding SEPH.

The Park National Bank (PNB)

The table below reflects PNB's net income for the first and second quarters of 2016, for the first half of 2016 and 2015, and for the fiscal years ended December 31, 2015 and 2014.

(In thousands)	Q2 2016	Q1 2016	Six months YTD 2016	Six months YTD 2015	2015	2014
Net interest income	$56,006	$57,155	$113,161	$108,587	$220,879	$218,641
Provision for loan losses	1,362	1,533	2,895	4,742	7,665	3,517
Other income	18,508	17,223	35,731	36,732	75,188	69,384
Other expense	42,731	41,360	84,091	81,518	167,476	163,641
Income before income taxes	$30,421	$31,485	$61,906	$59,059	$120,926	$120,867
Federal income taxes	9,343	9,741	19,084	18,567	36,581	37,960
Net income	$21,078	$21,744	$42,822	$40,492	$84,345	$82,907

Net interest income of $113.2 million for the six months ended June 30, 2016 represented a $4.6 million, or 4.2%, increase, compared to $108.6 million for the six months ended June 30, 2015. The increase was due to a $235 million, or 4.9%, increase in average loans from $4.8 billion for the six months ended June 30, 2015, to $5.0 billion for the six months ended June 30, 2016. Included in interest income for the three months ended March 31, 2016 and June 30, 2016 was $561,000 and $88,000, respectively, in income related to PNB participations in legacy Vision Bank ("Vision") assets, compared to an aggregate amount of $128,000 for the six months ended June 30, 2015.
The provision for loan losses of $2.9 million for the six months ended June 30, 2016 represented a decrease of $1.8 million, compared to $4.7 million for the same period in 2015. Refer to the “Credit Metrics and Provision for (Recovery of) Loan Losses” section for additional details regarding the level of the provision for loan losses recognized in each period presented above.
Other income of $35.7 million for the six months ended June 30, 2016 represented a $1.0 million, or 2.7%, decrease, compared to $36.7 million for the same period in 2015. The $1.0 million decrease was primarily due to income of $791,000 related to proceeds from the death benefits paid from a bank owned life insurance policy in 2015 and a decrease of $937,000 in gain on sale of OREO, net and other OREO income.  These items were offset by a $455,000 increase in other service income primarily related to mortgage loan originations, a $385,000 increase in checkcard income, and a $430,000 increase in income from fiduciary activities.

Other expense of $84.1 million for the six months ended June 30, 2016 represented an increase of $2.6 million, or 3.2%, compared to $81.5 million for the same period in 2015. The $2.6 million increase was primarily related to a $677,000 increase in salaries expense, an $1.2 million increase in furniture and equipment expense, an $879,000 increase in professional fees and services and a $444,000 increase in miscellaneous expense, offset by a decrease of $1.1 million related to employee benefits expense. The $444,000 increase in miscellaneous expense was primarily due to a $1.5 million contribution in the second quarter of 2016 partially offset by $1.1 million of expenses related to a prepayment penalty and a contract termination fee in the first half of 2015 that did not reoccur in 2016.

PNB's results for the six months ended June 30, 2016 and 2015, and for the fiscal year ended December 31, 2015, included income and expense related to participations in legacy Vision assets. The impact of these participations on particular items within PNB's income and expense is detailed in the table below:

	Six months YTD 2016			Six months YTD 2015			2015
(In thousands)	PNB as reported	Adjustments (1)	PNB as adjusted	PNB as reported	Adjustments (1)	PNB as adjusted	PNB as reported	Adjustments (1)	PNB as adjusted
Net interest income	$113,161	$649	$112,512	$108,587	$128	$108,459	$220,879	$241	$220,638
Provision for (recovery of) loan losses	2,895	(1,784)	4,679	4,742	(1,171)	5,913	7,665	(1,453)	9,118
Other income (loss)	35,731	(253)	35,984	36,732	724	36,008	75,188	1,225	73,963
Other expense	84,091	330	83,761	81,518	428	81,090	167,476	700	166,776
Income before income taxes	$61,906	$1,850	$60,056	$59,059	$1,595	$57,464	$120,926	$2,219	$118,707
Federal income tax expense	19,084	571	18,513	18,567	501	18,066	36,581	671	35,910
Net income	$42,822	$1,279	$41,543	$40,492	$1,094	$39,398	$84,345	$1,548	$82,797
(1) Adjustments consist of the impact on the particular items reported in PNB's income statement of PNB participations in legacy Vision assets.

The Vision participations impacted: interest income; net recoveries from loans previously charged off; other income in respect of net gains on the sale of OREO, other OREO income, OREO valuation adjustments and gains on the sale of loans; and other expenses.

The table below provides certain balance sheet information and financial ratios for PNB as of June 30, 2016, March 31, 2016, December 31, 2015 and June 30, 2015.

(In thousands)	June 30, 2016	March 31, 2016	December 31, 2015	June 30, 2015	% change from 3/31/16	% change from 12/31/15	% change from 06/30/15
Loans	$5,088,014	$5,023,659	$5,029,072	$4,860,342	1.28%	1.17%	4.68%
Allowance for loan losses	56,293	54,646	54,453	55,242	3.01%	3.38%	1.90%
Net loans	5,031,721	4,969,013	4,974,619	4,805,100	1.26%	1.15%	4.72%
Investment securities	1,545,823	1,599,598	1,641,539	1,547,756	(3.36)%	(5.83)%	(0.12)%
Total assets	7,351,293	7,347,378	7,229,764	7,223,801	0.05%	1.68%	1.76%
Average assets (1)	7,314,230	7,325,133	7,219,898	7,148,628	(0.15)%	1.31%	2.32%
Efficiency ratio	56.10%	55.28%	56.42%	55.97%	1.48%	(0.57)%	0.23%
Return on average assets (2)	1.18%	1.19%	1.17%	1.14%	(0.84)%	0.85%	3.51%
(1) Average assets for the six-month periods ended June 30, 2016 and 2015, the three-month period ended March 31, 2016 and for the fiscal year ended December 31, 2015.
(2) Annualized for the six-month periods ended June 30, 2016 and 2015 and the three-month period ended March 31, 2016.

Loans outstanding at June 30, 2016 were $5.09 billion, compared to $5.02 billion at March 31, 2016, an increase of $64 million for the three months ended June 30, 2016, or an annualized $5.2%. The loan growth for the three month period consisted of commercial loan growth of $33.8 million (5.3% annualized), consumer loan growth of $34.6 million (14.1% annualized), and HELOC growth of $4.1 million (8.0% annualized), offset by a reduction in residential loan balances of $8.6 million (2.8% annualized).

Loans outstanding at June 30, 2016 were $5.09 billion, compared to $5.03 billion at December 31, 2015, an increase of $59 million for the six months ended June 30, 2016, or an annualized 2.4%. The loan growth for the six month period consisted of commercial loan growth of $24.0 million (1.9% annualized), consumer loan growth of $46.5 million (9.6% annualized), and HELOC loan growth of $2.0 million (1.9% annualized), offset by a reduction in residential loan balances of $11.4 million (1.8% annualized).

PNB's allowance for loan losses increased by $1.8 million, or 3.4%, to $56.3 million at June 30, 2016, compared to $54.5 million at December 31, 2015. Net charge-offs were $1.0 million, or an annualized 0.04% of total average loans, for the six months ended June 30, 2016. Refer to the “Credit Metrics and Provision for (Recovery of) Loan Losses” section for additional information regarding PNB's loan portfolio and the level of provision for loan losses recognized in each period presented.

Guardian Financial Services Company (GFSC)

The table below reflects GFSC's net income (loss) for the first and second quarters of 2016, for the first half of 2016 and 2015, and for the fiscal years ended December 31, 2015 and 2014.

(In thousands)	Q2 2016	Q1 2016	Six months YTD 2016	Six months YTD 2015	2015	2014
Net interest income	$1,440	$1,504	$2,944	$3,371	$6,588	$7,457
Provision for loan losses	1,444	527	1,971	804	1,415	1,544
Other income (loss)	—	—	—	1	2	(1)
Other expense	(966)	3,798	2,832	1,538	2,984	4,103
Income (loss) before income taxes	$962	$(2,821)	$(1,859)	$1,030	$2,191	$1,809
Federal income taxes (benefit)	336	(985)	(649)	342	768	634
Net income (loss)	$626	$(1,836)	$(1,210)	$688	$1,423	$1,175

For the three months ended June 30, 2016, Guardian reported a gain of $966,000 in the other expense category, compared to other expense for the three months ended March 31, 2016 of $3.8 million. Other expense of $2.8 million for the six months ended June 30, 2016 represented a $1.3 million increase compared to $1.5 million for the first six months of 2015. The fluctuations in other expense during 2016 primarily related to the ongoing evaluation of litigation accruals.

The table below provides certain balance sheet information and financial ratios for GFSC as of June 30, 2016, December 31, 2015 and June 30, 2015.

(In thousands)	June 30, 2016	December 31, 2015	June 30, 2015	% change from 12/31/15	% change from 06/30/15
Loans	$32,883	$35,469	$37,289	(7.29)%	(11.82)%
Allowance for loan losses	2,406	2,041	2,185	17.88%	10.11%
Net loans	30,477	33,428	35,104	(8.83)%	(13.18)%
Total assets	32,546	35,793	37,124	(9.07)%	(12.33)%
Average assets (1)	34,522	37,675	38,805	(8.37)%	(11.04)%
Return on average assets (2)	(7.05)%	3.78%	3.57%	N.M.	N.M.
(1) Average assets for the six months ended June 30, 2016 and 2015, and for the fiscal year ended December 31, 2015.
(2) Annualized for the six months ended June 30, 2016 and 2015.

Park Parent Company

The table below reflects the Park Parent Company net loss for the first and second quarters of 2016, for the first half of 2016 and 2015, and for the fiscal years ended December 31, 2015 and 2014.

(In thousands)	Q2 2016	Q1 2016	Six months YTD 2016	Six months YTD 2015	2015	2014
Net interest (expense) income	$(32)	$(1)	$(33)	$194	$239	$(2,012)
Provision for loan losses	—	—	—	—	—	—
Other income	116	132	248	244	513	175
Other expense	2,209	3,337	5,546	3,848	9,972	8,000
Loss before income tax benefit	$(2,125)	$(3,206)	$(5,331)	$(3,410)	$(9,220)	$(9,837)
Federal income tax benefit	(1,056)	(1,372)	(2,428)	(2,441)	(4,671)	(4,787)
Net loss	$(1,069)	$(1,834)	$(2,903)	$(969)	$(4,549)	$(5,050)

The net interest (expense) income for Park's parent company included, for all periods presented, interest income on loans to SEPH and on subordinated debt investments in PNB, which were eliminated in the consolidated Park National Corporation totals. Additionally, net interest (expense) income included, for all periods presented, interest expense related to the $30.00 million of 7% Subordinated Notes due April 20, 2022 issued by Park to accredited investors on April 20, 2012. Results for the fiscal year ended December 31, 2014 included, in addition to the items previously discussed, interest expense related to the $35.25 million of 10% Subordinated Notes due December 23, 2019 issued by Park to accredited investors on December 23, 2009. Park paid off the $35.25 million outstanding principal amount of the 10% Subordinated Notes due December 23, 2019, plus accrued interest, on December 24, 2014, the earliest redemption date allowable under the related note purchase agreement dated December 23, 2009.

Other expense of $5.5 million for the six months ended June 30, 2016 represented an increase of $1.7 million, or 44.1%, compared to $3.8 million for the six months ended June 30, 2015. The $1.7 million increase was primarily related to an increase of $656,000 in professional fees and services, an increase of $497,000 in miscellaneous other expense and an increase of $395,000 in employee benefit expense.

SEPH

The table below reflects SEPH's net (loss) income for the first and second quarters of 2016, for the first half of 2016 and 2015, and for the fiscal years ended December 31, 2015 and 2014. SEPH holds the remaining assets and liabilities retained by Vision subsequent to the sale of the Vision business on February 16, 2012. Prior to holding the remaining Vision assets, SEPH held OREO assets that were transferred from Vision to SEPH. This segment represents a run-off portfolio of the legacy Vision assets.

(In thousands)	Q2 2016	Q1 2016	Six months YTD 2016	Six months YTD 2015	2015	2014
Net interest income (expense)	$71	$1,161	$1,232	$(102)	$(74)	$958
Recovery of loan losses	(169)	(1,150)	(1,319)	(2,302)	(4,090)	(12,394)
Other income	112	34	146	1,087	1,848	5,991
Other expense	1,332	1,404	2,736	3,483	6,182	11,766
(Loss) income before income taxes	$(980)	$941	$(39)	$(196)	$(318)	$7,577
Federal income tax (benefit) expense	(343)	329	(14)	(68)	(111)	2,652
Net (loss) income	$(637)	$612	$(25)	$(128)	$(207)	$4,925

SEPH's financial results for the six months ended June 30, 2016 included net recoveries of $1.3 million. The net recoveries during 2016 consisted of $208,000 in charge-offs offset by recoveries from loans previously charged off of $1.5 million. The $941,000 decrease in other income for the six months ended June 30, 2016 compared to the same period of 2015 was primarily due to a $722,000 gain on the sale of loans in the first quarter of 2015 and a decrease of $206,000 in the net gain on sale of

OREO. The $747,000 decrease in other expense for the six months ended June 30, 2016 compared to the same period of 2015 was primarily the result of decreases in legal fees of $96,000 and management and consulting fees of $120,000; and a $844,000 decrease in expense related to reserves established for potential mortgage loan repurchases.

Legacy Vision assets at SEPH totaled $24.9 million as of June 30, 2016. In addition to these SEPH assets, PNB participations in legacy Vision assets totaled $9.6 million at June 30, 2016.

Park National Corporation

The table below reflects Park's consolidated net income for the first and second quarters of 2016, for the first half of 2016 and 2015, and for the fiscal years ended December 31, 2015 and 2014.

(In thousands)	Q2 2016	Q1 2016	Six months YTD 2016	Six months YTD 2015	2015	2014
Net interest income	$57,485	$59,819	$117,304	$112,050	$227,632	$225,044
Provision for (recovery of) loan losses	2,637	910	3,547	3,244	4,990	(7,333)
Other income	18,736	17,389	36,125	38,064	77,551	75,549
Other expense	45,306	49,899	95,205	90,387	186,614	187,510
Income before income taxes	$28,278	$26,399	$54,677	$56,483	$113,579	$120,416
Federal income taxes	8,280	7,713	15,993	16,400	32,567	36,459
Net income	$19,998	$18,686	$38,684	$40,083	$81,012	$83,957

Credit Metrics and Provision for (Recovery of) Loan Losses

On a consolidated basis, Park reported a provision for loan losses for the six months ended June 30, 2016 of $3.5 million, compared to $3.2 million for the same period in 2015. The table below shows a breakdown of the provision for (recovery of) loan losses by reportable segment.

(In thousands)	Q2 2016	Q1 2016	Six months YTD 2016	Six months YTD 2015	2015	2014
PNB	$1,362	$1,533	$2,895	$4,742	$7,665	$3,517
GFSC	1,444	527	1,971	804	1,415	1,544
Park Parent	—	—	—	—	—	—
Total Ongoing Operations	$2,806	$2,060	$4,866	$5,546	$9,080	$5,061
SEPH	(169)	(1,150)	(1,319)	(2,302)	(4,090)	(12,394)
Total Park	$2,637	$910	$3,547	$3,244	$4,990	$(7,333)

PNB had net charge-offs of $1.0 million, GFSC had net charge-offs of $1.6 million, and SEPH had net recoveries of $1.3 million for the six months ended June 30, 2016, resulting in net charge-offs of $1.3 million for Park. Provision for loan losses at Park on a consolidated basis were $3.5 million, which was $2.2 million higher than net-charge-offs of $1.3 million. The provision in excess of charge-offs was largely due to a $2.1 million increase in specific reserves.

The table below provides additional information related to specific reserves and general reserves for Park's ongoing operations as of June 30, 2016, December 31, 2015 and June 30, 2015.

(In thousands)	6/30/2016	12/31/2015	6/30/2015
Total allowance for loan losses	$58,699	$56,494	$57,427
Specific reserve	6,287	4,191	6,597
General reserve	$52,412	$52,303	$50,830

Total loans	$5,113,242	$5,052,932	$4,884,686
Impaired commercial loans	77,155	66,232	55,335
Total loans less impaired commercial loans	$5,036,087	$4,986,700	$4,829,351

General reserve as a % of total loans less impaired commercial loans	1.04%	1.05%	1.05%
Note: The table above includes only those loans at PNB and GFSC, as these are the entities that have an ALLL balance. The table in the "Asset Quality Information" section of the financial information included with the Financial Results News Release, includes all Park loans (including those at SEPH) and thus shows slightly different information.

The allowance for loan losses of $58.7 million at June 30, 2016 represented a $2.2 million or 3.9% increase, compared to $56.5 million at December 31, 2015. This increase was the result of a $2.1 million increase in specific reserves and a $109,000 increase in general reserves.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995
Park cautions that any forward-looking statements contained in this Current Report on Form 8-K or made by management of Park are provided to assist in the understanding of anticipated future financial performance. Forward-looking statements provide current expectations or forecasts of future events and are not guarantees of future performance.  The forward-looking statements are based on management’s expectations and are subject to a number of risks and uncertainties.  Although management believes that the expectations reflected in such forward-looking statements are reasonable, actual results may differ materially from those expressed or implied in such statements.  Risks and uncertainties that could cause actual results to differ materially include, without limitation: Park's ability to execute our business plan successfully and within the expected timeframe; general economic and financial market conditions, specifically in the real estate markets and the credit markets, either nationally or in the states in which Park and our subsidiaries do business, may experience a slowing or reversal of the recent economic expansion in addition to continuing residual effects of recessionary conditions and an uneven spread of positive impacts of recovery on the economy and our counterparties, including adverse impacts on the demand for loan, deposit and other financial services, delinquencies, defaults and counterparties' ability to meet credit and other obligations; changes in interest rates and prices may adversely impact the value of securities, loans, deposits and other financial instruments and the interest rate sensitivity of our consolidated balance sheet as well as reduce interest margins; changes in consumer spending, borrowing and saving habits, whether due to changing business and economic conditions, legislative and regulatory initiatives, or other factors; changes in unemployment; changes in customers', suppliers', and other counterparties' performance and creditworthiness; asset/liability repricing risks and liquidity risks; our liquidity requirements could be adversely affected by changes to regulations governing bank and bank holding company capital and liquidity standards as well as by changes in our assets and liabilities; competitive factors among financial services organizations could increase significantly, including product and pricing pressures, changes to third-party relationships and our ability to attract, develop and retain qualified bank professionals; clients could pursue alternatives to bank deposits, causing us to lose a relatively inexpensive source of funding; the nature, timing and effect of changes in banking regulations or other regulatory or legislative requirements affecting the respective businesses of Park and our subsidiaries, including major reform of the regulatory oversight structure of the financial services industry and changes in laws and regulations concerning taxes, pensions, bankruptcy, consumer protection, accounting, banking, securities and other aspects of the financial services industry, specifically the reforms provided for in the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”), as well as regulations already adopted and which may be adopted in the future by the relevant regulatory agencies, including the Consumer Financial Protection Bureau, to implement the Dodd-Frank Act's provisions, the Budget Control Act of 2011, the American Taxpayer Relief Act of 2012 and the Basel III regulatory capital reforms; the effect of changes in accounting policies and practices, as may be adopted by the Financial Accounting Standards Board, the SEC, the Public Company Accounting Oversight Board and other regulatory agencies, and the accuracy of our assumptions and estimates used to prepare our financial statements; the effect of trade, monetary, fiscal and other governmental policies of the U.S. federal government, including money supply and interest rate policies of the Federal Reserve; disruption in the liquidity and other functioning of U.S. financial markets; the impact on financial markets and the economy of any changes in the credit ratings of the U.S. Treasury obligations and other U.S. government-backed debt, as well as issues surrounding the levels of U.S., European and Asian government debt and concerns regarding the creditworthiness of certain sovereign governments, supranationals and financial institutions in Europe and Asia; the uncertainty surrounding the United Kingdom's exit from the European Union and its consequences; our litigation and regulatory compliance exposure, including any adverse developments in legal proceedings or other claims and unfavorable resolution of regulatory and other governmental examinations or other inquiries; the adequacy of our risk management program; the ability to secure confidential information and deliver products and services through the use of computer systems and telecommunications networks; a failure in or breach of our operational or security systems or infrastructure, or those of our third-party vendors and other service providers, including as a result of cyber attacks; fraud, scams and schemes of third parties; demand for loans in the respective market areas served by Park and our subsidiaries; and other risk factors relating to the banking industry as detailed from time to time in Park's reports filed with the SEC including those described in "Item 1A. Risk Factors" of Part I of Park's Annual Report on Form 10-K for the fiscal year ended December 31, 2015. Park does not undertake, and specifically disclaims any obligation, to publicly release the results of any revisions that may be made to update any forward-looking statement to reflect the events or circumstances after the date on which the forward-looking statement was made, or reflect the occurrence of unanticipated events, except to the extent required by law.

Item 8.01 - Other Events

Declaration of Cash Dividend

As reported in the Financial Results News Release, on July 25, 2016, the Park Board of Directors declared a $0.94 per share quarterly cash dividend in respect of Park's common shares. The dividend is payable on September 9, 2016 to common shareholders of record as of the close of business on August 19, 2016. A copy of the Financial Results News Release is included as Exhibit 99.1 and the portion thereof addressing the declaration of the cash dividend by Park's Board of Directors is incorporated by reference herein.

Item 9.01 - Financial Statements and Exhibits.

(a)	Not applicable

(b)	Not applicable

(c)	Not applicable

(d)	Exhibits. The following exhibit is included with this Current Report on Form 8-K:

Exhibit No.        Description

99.1	News Release issued by Park National Corporation on July 25, 2016 addressing financial results for the three and six months ended June 30, 2016.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARK NATIONAL CORPORATION

Dated: July 25, 2016	By:	/s/ Brady T. Burt
Brady T. Burt
Chief Financial Officer, Secretary and Treasurer

INDEX TO EXHIBITS

Current Report on Form 8-K
Dated July 25, 2016

Park National Corporation

Exhibit No.	Description
99.1	News Release issued by Park National Corporation on July 25, 2016 addressing financial results for the three and six months ended June 30, 2016.